UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2007

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

0-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Information required by this item is incorporated herein by reference to Item 5.02(b) below.

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2007, New Frontier Media, Inc., a Colorado corporation (the “Registrant”) issued the attached press release that included financial information for its 2008 fiscal first quarter. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K. The information contained in the press release is being furnished to the Commission and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Commission.

The press release presents EBITDA and Adjusted EBITDA - non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that exclude amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Registrant has provided a reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

EBITDA and Adjusted EBITDA measure the amount of income generated each period by the Registrant that could be used to service debt, pay taxes and fund capital expenditures. It is important to note, however, that EBITDA and Adjusted EBITDA as presented do not represent cash provided or used by operating activities and may not be comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA are presented in the press release because the Registrant's management uses this information in evaluating the operating efficiency and overall financial performance of its business. The Registrant's management also believes that this information provides the users of the Registrant's financial statements a valuable insight into its operating results.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       In connection with the hiring of the new Chief Financial Officer of the company as described below, Karyn Miller, our current Chief Financial Officer, informed the company that her previously announced retirement would be effective on August 17, 2007. Her employment agreement with the company will terminate without payment of severance effective on that date. Additional information regarding Ms. Miller’s retirement is incorporated herein by reference to the information pertaining thereto in the company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2007.

(c)       On August 8, 2007, the company announced that it had appointed Matthew T. Pullam as its new Chief Financial Officer. Mr. Pullam’s employment will begin on September 5, 2007, and in his capacity as Chief Financial Officer, Mr. Pullam will serve as the company’s principal accounting and financial officer.

From August 2005 until July 2007, Mr. Pullam served as executive vice president, chief financial officer and treasurer of Quovadx, Inc., a publicly held worldwide provider of software and services for software system development, extension, and integration to enterprise customers that was sold in July 2007 to Quartzite Holdings, Inc. (a wholly owned subsidiary of Battery Ventures VII, L.P.). From July 2001 to August 2005 Mr. Pullam served as vice president of finance at Intrado, Inc., a publicly held global provider of integrated data and telecommunications solutions. From March to September 2000 Mr. Pullam served as chief financial officer of Centrimed Inc., a start-up application service provider serving hospitals, vendors and group purchasing organizations, which was acquired by Global Healthcare Exchange, Inc. in September 2000. From March 1995 to July 2001 Mr. Pullam held a number of senior corporate and operational finance positions with Corporate Express and has also previously held auditing positions with AT&T Broadband, Pace Membership Warehouse and the County of Los Angeles. Mr. Pullam earned his B.A. degree in business administration from California State University, Fullerton and is a licensed CPA (inactive status) in the state of Colorado. There are no family relationships among Mr. Pullam and any of the company’s directors or other executive officers. Additional information regarding Mr. Pullam is included in the company’s press release dated August 8, 2007, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Pursuant to the company’s offer letter, which was accepted by Mr. Pullam, the company and Mr. Pullam have agreed to enter into a definitive employment agreement that will provide for: (i) an employment period of September 5, 2007 through March 31, 2010; (ii) an initial annual base salary of $300,000; (iii) a prorated bonus opportunity based on objective performance criteria in an amount up to $75,000 for the company’s fiscal year ending March 31, 2008; and (iv) an additional bonus opportunity based on factors to be determined in the sole discretion of the company’s compensation committee in an amount up to $75,000 for the company’s fiscal year ending March 31, 2008. The agreement will be filed as an exhibit to the company’s quarterly report covering the period during which the employment agreement is finalized.

The agreement will also provide for severance benefits in the event that Mr. Pullam’s employment is terminated by us without cause or by him for good reason (resignation following a material diminution in position or responsibility or material breach of the agreement by the company). Following any such termination, in addition to any accrued entitlements (for example, accrued but unpaid base salary and unused vacation pay) and immediate vesting of all outstanding options awarded to Mr. Pullam, the company would be obligated to continue to pay Mr. Pullam’s base salary for the duration of the employment period or 18 months, whichever is longer, and to continue to provide substantially equivalent benefits to him for the duration of his employment period. In addition, if any such termination occurs during a fourth fiscal quarter, any bonus based on pre-

established objective criteria would be prorated based upon the number of months worked in the fiscal year if Mr. Pullam achieved, or is then on track to achieve, the applicable criteria. The company’s obligation to continue to pay base salary and provide benefits will be reduced or terminated to the extent replaced by the executive officer’s new employer. Also, Mr. Pullam will be entitled under his employment agreement to the payment of additional compensation and benefit continuation in the event of a termination of employment by him after a change in control because of a material change in his title, the relocation of our executive offices outside of the Boulder, Colorado area, or the assignment of duties not reasonably consistent with the duties imposed at the beginning of his employment term. Upon such event, Mr. Pullam would be entitled to all accrued entitlements (for example, accrued but unpaid base salary and unused vacation pay), immediate vesting of all of his outstanding options, a lump-sum payment equal in amount to his base salary for the remaining term of the employment agreement or 18 months, whichever is greater, an amount equal to one year’s bonus as measured by the average annual bonus awarded to Mr. Pullam during the two preceding full bonus years, and health insurance continuation for the duration of the employment period. Notwithstanding the above described severance and change in control arrangements, in the event that Mr. Pullam is at the time of his employment termination a “specified employee” within the meaning of Section 1.409A-1(i) of the treasury regulations promulgated under the Internal Revenue Code of 1986, as amended, all of such payments shall be delayed until six months after the date of such termination, except that during such six-month period the company will make all payments provided for under the agreement to the extent that they do not exceed two times the lesser of Mr. Pullam’s prior year’s annualized compensation and the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which the termination occurs, and any amounts deferred as described herein shall be paid in a lump-sum amount at the expiration of such six-month period.

Mr. Pullam also will be granted on September 5, 2007 a fair market value option to purchase 80,000 shares of the company’s common stock. The option will vest in equal increments over a four-year period. Mr. Pullam will be entitled to participate in all of the Company’s benefit programs.

(e)        The information above regarding Mr. Pullam’s employment agreement and option grant is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated August 8, 2007 furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC. (Registrant)

Dated: August 8, 2007	By: /s/ Michael Weiner
Michael Weiner, CEO

EXHIBIT INDEX

Exhibit No	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated August 8, 2007 furnished herewith.